No. 1

26,380 SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF
WASHINGTON

WASHINGTON BANKING COMPANY

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

This Certifies That United States Department of the Treasury is the owner of --Twenty Six Thousand, Three Hundred Eighty-- Shares of the Preferred Capital Stock of

WASHINGTON BANKING COMPANY

transferable only on the Books of the Corporation by the holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

PREFERRED

In Witness Whereof, the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal, if any, to be hereto affixed at Oak Harbor, Washington this 16th day of January A.D. 2009

Shelly L. Angus SECRETARY

John L. Wagner PRESIDENT

SHARES $1,000 per Share Liquidation Amount EACH

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THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE CORPORATION WILL FURNISH THE INFORMATION REQUIRED BY REVISED CODE OF WASHINGTON § 23B.06.250(3) TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST WITHOUT CHARGE.

CERTIFICATE FOR

26,380

SHARES

of the Preferred Stock

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A of WASHINGTON BANKING COMPANY

ISSUED TO

United States Department of the Treasury

DATE

January __, 2009

For Value Received, ______ hereby sell, assign and transfer unto ______

______ Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______ 20__

In presence of

______

______

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

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